UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2018

VITALITY BIOPHARMA, INC

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 29, 2018, Vitality Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchaser identified therein (the “Purchaser”) providing for the issuance and sale by the Company to the Purchaser of an aggregate of 333,334 shares of the Company’s common stock (collectively, the ‘Shares”), and a warrant to purchase up to 166,667 shares of the Company’s common stock (the “Warrant”, and the shares issuable upon exercise of the Warrant, the “Warrant Shares”) at a price of $1.50 per share (the “Offering”). After deducting for fees and expenses, the aggregate net proceeds from the sale of the Shares and Warrant is approximately $500,000.

The Warrant has an exercise price of $2.00 per share, is immediately exercisable, and will expire on the five year anniversary of the date of issuance, which is August 29, 2023. The exercise price of the Warrant is subject to adjustment for stock dividends and splits, subsequent rights offerings and pro rata distributions to the Company’s common stockholders. The exercisability of the Warrant may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% or 9.99% of the Company’s common stock. If the Purchaser exercises the entire Warrant within five years, the Company would receive additional aggregate net proceeds of approximately $333,334.

The Offering closed on August 29, 2018, and the total common shares outstanding after the issuance of the Shares is 24,850,147.

The foregoing description of the Securities Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 10.1 and 4.1, respectively, hereto, and each is incorporated herein by reference. The Securities Purchase Agreement has been included to provide investors with information regarding its terms, but it is not intended to provide other factual information about the Company. The Securities Purchase Agreement contains representations and warranties that the Company has made to the Purchaser, which are qualified by information in confidential disclosure schedules provided by the Company to the Purchaser that modifies and creates exceptions to those representations and warranties. Investors should not rely on the representations and warranties made by the Company in the Securities Purchase Agreement as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

The Shares, the Warrant and the Warrant Shares (collectively, the “Securities”) sold at the closing of the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been sold in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Purchasers has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated August 29, 2018 by and among Vitality Biopharma, Inc., and the Purchaser listed on the signature pages thereto

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: September 4, 2018	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated August 29, 2018 by and among Vitality Biopharma, Inc., and the Purchaser listed on the signature pages thereto

4